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                                                            EXHIBIT 1.A.(5)(b4)

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      [LOGO]       MONARCH LIFE INSURANCE COMPANY   SPRINGFIELD, MASSACHUSETTS

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                   CHANGE OF INSURED RIDER

                   This rider gives the owner the right to change the insured under this policy once each policy year as of a policy processing date.

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REQUIREMENTS       We will change the insured under this policy if:
FOR CHANGE         - We are satisfied that under our rules the new insured
                     qualifies in a standard underwriting class for the face amount of insurance determined below.
                   - This policy is in force and there is no assignment on file with us.
                   - There is an insurable interest between the owner of this policy and the new insured.
                   - The attained ages as of the effective date of change of
                     the original and new insureds are not less than 21 nor more than 75.
                   - The new insured was born prior to the policy date of this policy.
                   - The new insured is alive on the effective date of change.
                   - The new Guarantee Period is not less than the minimum
                     period for which we would then issue this policy under our rules, as measured from the effective date of change.
                   - Any policy debt is repaid before the change goes into
                     effect.
                   - There has been no other change of insured under this
                     policy during the current policy year.

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REQUESTING A       The owner and the new insured must provide us with
CHANGE satisfactory notice at our Service Center and evidence of insurability for the new insured which is acceptable to us. If the request for change is approved by us, insurance on the new insured will take effect on the policy processing date on or next following the date of approval if the new insured is then living. This is the EFFECTIVE DATE OF CHANGE.

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POLICY AFTER       As of the effective date of change this policy will be
CHANGE             changed as follows:
                   - The issue age for the new insured will be the new
                     insured's age as of the birthday nearest the policy date.
                   - The guaranteed maximum mortality rates will be those in
                     effect on the policy date for a person with the same issue age, sex, and underwriting class as the new insured.
                   - The change of insured charge shown in Policy Schedule 2
                     will be deducted from the investment base.



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                   - The guaranteed benefits will change as follows:
                     (1) We determine the tabular value of this policy as of
                         the effective date of change immediately before the change.
                     (2) We subtract from (1) the change of insured charge.
                         This is the tabular value of this policy as of the effective date of change immediately after the change.
                     (3) We determine the face amount of coverage that the
                         amount in (2) would support for the whole of life at the new insured's attained age based on the mortality table and interest rate used in our computations as shown in Policy Schedule 1.
                     (4) If the amount in (3) is greater than or equal to the
                         face amount of this policy immediately before the change, the face amount will equal the amount in (3) and the Guarantee Period will equal the whole of life.
                     (5) If the amount in (3) is less than the face amount of
                         this policy immediately before the change, the face amount will equal the amount in (3) but we will solve for a new Guarantee Period.
                   - The Variable Insurance Amount will be recalculated as of the effective date of change.
                   - The issue date of this policy will be changed to the
                     effective date of change.

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NOTICE             If the change takes effect, we will send the owner:
                   - A confirmation that we have changed the insured under
                     this policy; and
                   - New Policy Schedule pages reflecting the changes
                     above.

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                   This rider is part of the policy to which it's attached.



                              Secretary                        President

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